Exhibit 10.25

Varitek Industries, Inc.

16360 Park Ten Place, Suite 200

Houston, Texas 77084

February 11, 2003

Cislunar Networks Corp.

P.O. Box 3794

Joplin, Missouri 64803-3794

Attn: Mark K. Sullivan

President

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of the date hereof and executed simultaneously herewith, between Varitek Industries, Inc., a Texas corporation (“Varitek”), and Cislunar Networks Corp., a Delaware corporation (“Cislunar”) (the “Loan Agreement”) pursuant to which Varitek shall make a term loan to Cislunar in the aggregate amount of $389,674.62 (the “Loan”) in response to Cislunar’s need for immediate financial assistance.

Option to Acquire Assets

During the course of Varitek’s discussions with Cislunar concerning Cislunar’s financial difficulties, the parties hereto discussed the possibility of Varitek acquiring all of the assets of Cislunar, including, without limitation, the assets set forth on Appendix A attached hereto (collectively, the “Assets”). As further consideration for Varitek entering into the Loan Agreement and the agreements, instruments and documents related thereto, Cislunar hereby grants to Varitek the exclusive option (the “Option”) to acquire the Assets within six (6) months from the date hereof (the “Option Period”) for a purchase price equal to (x) $389,674.62 less (y) all amounts outstanding on the Loan (including principal and interest) at the time of such acquisition (the “Outstanding Loan Amount”). In the event Varitek exercises the Option, such acquisition shall constitute full payment and satisfaction of the Outstanding Loan Amount.

Due Diligence

The parties hereto agree that Varitek and its agents and representatives shall be given access to the books and records and employees of Cislunar as provided herein from the date hereof through the end of the Option Period to allow Varitek to determine the viability and advisability of exercising the Option. Cislunar shall (a) give Varitek and Varitek’s counsel, accountants, engineers, agents and other representatives, including environmental consultants, reasonable access during normal business hours to the Assets, Cislunar’s employees and Cislunar’s books and records, in order that Varitek may have full opportunity to make, at

Cislunar Networks Corp.

February 11, 2003

Varitek’s expense, such review, examination and investigation, including, but not limited to, environmental assessments, as it desires of the Assets and the affairs of Cislunar and (b) furnish Varitek with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of Cislunar that Varitek may reasonably request. The rights of Varitek pursuant to this letter agreement shall not be exercised in such a manner as to interfere unreasonably with the business or operations of Cislunar.

Please indicate your acceptance of this letter agreement by signing the enclosed copy of this letter agreement and returning it to us. By so doing, you will be deemed to have agreed as follows:

A.	You shall be bound by terms of the letter agreement; and

B.	You will provide sufficient information, complete and correct in all material respects and in form and substance reasonably acceptable to Varitek, reasonably requested by Varitek in connection with its due diligence investigation of Cislunar.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Very truly yours,

VARITEK INDUSTRIES, INC.

By:	/s/ ZANE RUSSELL
Name:	Zane Russell
Title:	COO

Accepted and agreed:

CISLUNAR NETWORKS CORP.

By:	/s/ MARK SULLIVAN
Name:	Mark K. Sullivan
Title:	President

APPENDIX A

COLLATERAL

A. Equipment and Inventory.

DESCRIPTION	QUANTITY	SERIAL NUMBERS
CABINET, DIGITAL, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-005	1	1792

CABINET, INTERMEDIATE FREQUENCY, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-006	1	1781

CABINET, SECOND EXTENSION DIGITAL, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-008	1	1797

TERMINAL, WYSE-520 WHITE WYSE 90110-35 #435-2107-001	1	0VJ18600138

KEYBOARD, AMERICAN NATIONAL STANDARDS INSTITUTE WYSE 901879-01 #435-2107-002	1	98420685

ASSEMBLY, SUBNETWORK CONTROL UNIT 1 LINK CONTROL PROCESSOR 128/256/514 WITH ETHERNET WITH NEW TIME DIVISION MULTIPLE ACCESS PROGRAM #150-1265-039	2	0255 0254

MISCELLANEOUS SOFTWARE X.NMS SOFTWARE #325-1002	1	No S/N

DESCRIPTION	QUANTITY	SERIAL NUMBERS
MISCELLANEOUS SOFTWARE X.STAR NET PROTOCOL #325-1002	1	No S/N

MISCELLANEOUS SOFTWARE TERMINAL CONTROL PROTOCOL / INTERNET PROTOCOL #325-1002	1	No S/N

MANUAL, SUBNETWORK CONTROL UNIT #101-370 MAN.XNMS #101-510	1	No S/N

MANUAL, NETWORK CONTROL UNIT SYSTEM & SOFTWARE #101-200	1	No S/N

ASSEMBLY, BURST DEMODULATOR 70 MEGA-HERTZ, DIFFERENTIAL QUADRATURE PHASE SHIFT KEYING BD501 BUILD TO DRAWING #105-1321-003	2	1679842 1669842

ASSEMBLY, 1:8 SWITCH, BURST DEMODULATOR BUILD TO DRAWING #105-1077-02	1	5521

ASSEMBLY, BURST DEMODULATOR 70 MEGA-HERTZ, DIFFERENTIAL QUADRATURE PHASE SHIFT KEYING BD501 BUILD TO DRAWING #150-1321-003	1	179

COMPUTER, SUN ULTRA 10 WORKSTATION PURCHASE TO DRAWING #435-2108-001	1	PR93007792

SUN 21 INCH COLOR MONITOR	1	3651383-01

TAPE DRIVE, 4-8 GB SOLARIS STORAGE UNI-PAK	1	939C1443

DESCRIPTION	QUANTITY	SERIAL NUMBERS
SUN SG-XTAPSLR-010A #435-1960-001

CABLE, TAPE DRIVE, SMALL COMPUTER SYSTEMS INTERFACE 68 TO 68, SUN X3858A PURCHASE TO DRAWING #344-0025-001	1	8425-9935

TAPE, MAGNETIC 150MB SUN SO-QD6 #435-1469-001	1	No S/N

CABLE ASSEMBLY, ETHERNET, RJ45, 25FT CROSS-PINNED, BLACK BOX EYN737M-0025 #345-5979-001	1	No S/N

ASSEMBLY, NETWORK CONTROL UNIT WITH NON-VOLATILE RANDOM ACCESS MEMORY 256KB WITH INTERNATIONAL STANDARDS ORGANIZATION PRINTED CIRCUIT ASSEMBLY BUILDING TO DRAWING #150-1048-014	1	152

ASSEMBLY, SPACEWEB INDOOR UNIT BUILD TO DRAWING #150-1365-001	2	98520010 98520008

CABLE ASSEMBLY, SYMBOL/TIME DIVISION MULTIPLEX INTERFACE BUILD TO DRAWING #345-5119-21	2	No S/N

POWER SUPPLY MONITOR MODEL 26	1	0116

WTI INCS-64 INTELLIGENT CONNECTIVITY SYSTEM	1	67221
RADYNE COMSTREAM DIGITAL VIDEO BROADCAST MODULATOR DVB3030	1	00106506070A

LOGIC INNOVATIONS INTERNET PROTOCOL	1	298002500017

DESCRIPTION	QUANTITY	SERIAL NUMBERS
ENCAPSULATOR #IPE-2000

ACT WIRELESS QUAD DEMODULATOR #QD2048	4	U051082 U051377 U051326 U051491

MCL KU BAND TRAVELING WAVE TUBE AMPLIFIER, 150 WATT, 2 UNITS [NOTE: ONE UNIT NOT IN WORKING ORDER]	1	1015 1016

MITEQ KU BAND UP/DOWN CONVERTER	1	156312

10 MEGA-HERTZ MASTER OSCILLATOR	1	124

CODAN 5900 KU BAND TRANSCEIVER [NOTE: NOT IN WORKING ORDER]	1	A0242

CODAN 5581 POWER SUPPLY	1	A1923

CODAN SOLID STATE POWER AMPLIFIER, KU BAND 16 WATT	1	A0150

SATELLITE SYSTEMS MODEL 5420 70 MEGA-HERTZ INTERMEDIATE FREQUENCY TO L-BAND UPCONVERTER	1	13898

SATELLITE SYSTEMS ATX-1000 ANTENNA POSITIONING SYSTEM	1	13952

HARMONIC TRX-100 INTERNET PROTOCOL ENCAPSULATOR [NOTE: ONE OF TWO NOT IN WORKING ORDER]	2	751898 2775

PARADISE P300 SATELLITE MODEM	1	2115

SM2020 DIGITAL VIDEO BROADCAST MODULATOR CALIFORNIA EF DATA	1	991290181

DESCRIPTION	QUANTITY	SERIAL NUMBERS

SYSTRON DONNER 762 SPECTRUM ANALYZER	1	3360375

GILAT SKYDATA MODEL 2470 VSAT TERMINAL	1	0326-0264

GILAT SKYDATA MODEM 2462-D-1 OUTDOOR UNIT	1	0253-0196

MOONBEAMER CHASSIS	241	No S/N

DAMA MODULATOR CARD	8	B300414 B300406 B300416 B300418 B300412 B300121 B300394 B300395 B300422

2 WATT BLOCK UPCONVERTER/TRANSMITTER	2	13311-0401 A3353A

LOW NOISE BLOCK DOWNCONVERTER	15	91235979 91235873 91235870 8Z232272 91235875 03288166 91235869 91235866 91235886 91235959 91235879 91235880 91235978 91235977 91235980

MOONBEAMER TRANSMIT POWER SUPPLY	7	CA16011180 CA16011174 CA16011178 CA04093013 CA04093621 CA04093615

1.2 METER ANTENNA	5	No S/N

CENTRAL PROCESSOR UNIT POWER SUPPLY	3	T0073510M1A912541 T10907988M1A942536 T0073507M1A912541

BACKPLANE	3	01023323 01023322 01023324

MOONBEAMER CENTRAL PROCESSOR UNIT CARD	1	1C30144

DESCRIPTION	QUANTITY	SERIAL NUMBERS
VERTEX RSI 9 METER ANTENNA WITH 4 PORT C BAND FEED	1	F251-107

VERTEX RSI 6.1 METER ANTENNA WITH 2 PORT KU BAND FEED	1	G338-119

PRINTER, NETWORK READY, FOR 110 V POWER HP LASER JET 2100 TN	1	USGR013009

EF DATA MODULATOR REDUNDANCY SWITCH	1	992038754

EF DATA MODULATOR MODEL SDM300	1	972008187

CISCO SYSTEM 2620 ROUTER SH 800-04956-02	1	JAB033883PW

CISCO SYSTEMS MODEL CATALYST 2924XL ETHERNET SWITCH	1	005080715500

B. Contract Rights.

All rights of the Debtor and its affiliates in and to the following contracts, including any and all amendments, extensions, revisions and modifications thereto and restatements thereof, whether written or oral:

•	Letter Agreement, dated as of October 12, 2000, by and between Foundation Telecommunications, Inc. and the Debtor.

•	Internet Service Agreement, dated as of April 15, 2002, by and between the Debtor and Gardtal Holdings Ltd.

•	Oral agreement for internet access services by and between the Debtor and Siricomm, Inc. (“Siricomm”), pursuant to which Siricomm currently pays the Debtor $350.00 per month for internet access services for each of four (4) terminals (for an aggregate payment of $1,400.00 per month).

•	Oral agreement for internet access services by and between the Debtor and Global Communication Support, LLC, dba Advanced Broadband (“Advanced Broadband”), pursuant to which Advanced Broadband currently pays the Debtor $350.00 per month for internet access services for one (1) terminal (for an aggregate payment of $350.00 per month).

C. Accounts and Other Rights to Payment.

All accounts and other rights to payment arising from the provision of goods and services by the Debtor to Foundation Telecommunications, Inc., Gardtal Holdings Ltd., Siricomm, Advanced Broadband and each of their respective affiliates, successors and assigns.

D. Patent Collateral.

Any and all discoveries and inventions and disclosures thereof (whether patentable or not), patent applications and patents, including, without limitation, the patents listed in Section D(1) of this Appendix A and the patent applications listed in Section D(2) of this Appendix A (in each case as this Appendix A may be amended from time to time), and similar interests provided by law, whether statutory or common law, whether now or hereafter existing and whether now owned or hereafter acquired, including, without limitation, all income and proceeds thereof (including, by way of illustration and not limitation, license royalties and damages and other proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding or relating to any of the foregoing throughout the world and all reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, extensions, and improvements thereof (collectively called the “Patent Collateral”) and all records pertaining to and all proceeds of any of the foregoing.

(1) U.S. Patents.

PATENT NO.	ISSUED	INVENTORS	TITLE
6,032,193	February 29, 2000	Mark K. Sullivan	Computer system having virtual circuit address altered by local computer to switch to different physical data link to increase data transmission bandwidth

(2) U.S. Patent Applications.

APPLICATION NO.	FILED	APPLICANTS	TITLE
09/758,581	January 11, 2001	Mark K. Sullivan and Charles Adam Crowder	Method and system for improving data transmission and storage of markup language documents

09/966,325	September 28, 2001	Mark Sullivan	Apparatus and method for efficient live webcasting and network connectivity

E. Intellectual Property Collateral.

Any and all designs, industrial properties, works of authorship, maskworks, trademarks, service marks, trade names, trade dresses, trade secrets, databases, confidential or proprietary information, and other intellectual properties or proprietary interests, including, without limitation, all items specifically identified in this Section E of this Appendix A (as Appendix A may be amended from time to time), and similar interests provided by law, and all of the Debtor’s rights, titles and interests therein and thereto and all of the Debtor’s rights, powers, privileges and immunities thereunder, whether statutory or common law, whether now or hereafter existing, whether or not subject to a governmental application, registration or other filings, and whether now owned or hereafter acquired, including, without limitation, all income and proceeds thereof (including, by way of illustration and not limitation, license royalties and damages and other proceeds of infringement suits), the right to sue for past, present and future infringements, all governmental applications, registrations and other filings with respect thereto, all rights corresponding or relating to any of the foregoing throughout the world, and all improvement, extensions, derivative works, modifications, and enhancements thereof (collectively called the “Intellectual Property Collateral”) and all records pertaining to and all proceeds of any of the foregoing.

(1) Trademarks, Service Marks, and Trade Names

CISLUNAR

CISLUNAR in stylized form

“C” in stylized form around dot

CISLUNAR NETWORKS

CISLUNAR NETWORKS in stylized form

Cislunar Networks Corporation

(2) Domain Names

CISLUNAR.NET

(3) Works of Authorship

(i) Moonbeamer Terminal Software, including without limitation:

•	DVB receiver control dvbd.c

•	Inroute modulator control damad.c

•	Inroute transmit device driver sattx.c

•	Configuration receiver recvconfig.c

•	Web-based configurator wwwconfig.c

•	Startup file downloader getfile.c

•	Signal strength indicator ss.c

•	Status report transmitter monitor.c

(ii)	Hub Software, including without limitation:

•	Remote restart sendreboot.c

•	Inroute remote control damaset.c

•	Inroute device driver satrx.c

•	Configuration broadcast uplinksender.c

•	Cryptographic access control authorize.c

•	Status report receiver listen.c

•	Network status alarm monitor.c

•	Demodulator assignment qd2048.c

(iii)	Look Angle Calculator: satcalc.c (Web site software)

(4) Trade Secrets

(i)	Customer and prospect lists

(ii)	Vendor lists

(iii)	Books of account and related business records

(iv)	Software identified in Section E(3) of this Appendix A

(5) Licenses

(i)	X.NMS SOFTWARE #325-1002

(ii)	X.STAR NET PROTOCOL SOFTWARE #325-1002

(iii)	TERMINAL CONTROL PROTOCOL / INTERNET PROTOCOL SOFTWARE #325-1002

(iv)	Logic Innovations IPE-2000 70 Mb/s operation

(v)	Intuit Quick Books Pro 98

F. FCC Licenses.

All rights and interests of the Debtor in any and all licenses and permits (collectively referred to as the “FCC Licenses”) issued by the Federal Communications Commission

(the “FCC”), subject to applicable law and FCC rules and regulations governing the FCC Licenses, including without limitation the following:

•	that certain Radio Station Authorization, Call Sign No. E000076, File No.: SES-LIC-20000207-00177, granted to Cislunar Networks Corp. on September 27, 2000 for Domestic Fixed Satellite Service;

•	that certain Radio Station Authorization, Call Sign No. E990333, File No.: SES-MOD-20000218-00257, granted to Cislunar Networks Corp. on May 10, 2000 for Domestic Fixed Satellite Service; and

•	that certain Radio Station Authorization, Call Sign No. E020131, File No.: SES-LIC-20020515-00787, granted to Cislunar Networks Corp. on September 3, 2002 for Domestic Fixed Satellite Service.